UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2011

NATIONAL INTELLIGENCE ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54337	27-0310225
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1800 Ravinia Place Orland Park, IL 60462
(Address of principal executive offices)

(312) 775-9700
(Registrant’s Telephone Number)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

phone: 619.546.6100

fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 6, 2011 the Board of Directors of National Intelligence Association, Inc. (the “Company”) nominated Mr. Thomas Neilon (“Mr. Neilon”) to become a Director for the Company.  Mr. Neilon has accepted such appointment.  The biography of Mr. Neilon is below:

THOMAS NEILON. Thomas Neilon has a 25 year history as a probation and parole officer within the corrections system. More specifically, from 1978 to 2004, Mr. Neilon worked as a Director for the Mower County Correctional Services in Austin, Minnesota. During his tenure as a Director, Mr. Neilon received two national awards for programs he implemented and developed in the corrections field. Mr. Neilon was also responsible for developing a model for habitual offenders that was adopted statewide and has participated in numerous state boards throughout his career. Mr. Neilon has written several successful government grants and implemented numerous local programs that are innovative and highly successful. Mr. Neilon started a youth mentoring program that is similar to the big brother/sister programs for the local county jurisdiction, which included an outward bound component. Mr. Neilon is a certified mediator and has extensive sex offender training with a host of other criminal justice certificates of training. Mr. Neilon is a military veteran that used his benefits to obtain his B.S. degree in criminal justice and psychology. Mr. Neilon is currently retired and has been since 2005. The Board of Directors decided that Mr. Neilon’s experience makes him a good candidate as a director for the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INTELLIGENCE ASSOCIATION, INC.

Dated: September 12, 2011	By:	/s/ James J. Miller
James J. Miller
Chief Executive Officer